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                          [NEW YORK LIFE LETTERHEAD]



                                                 December 27, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

              RE: NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I
                   INVESTMENT COMPANY ACT FILE NUMBER: 811-07798
                   SECURITIES ACT FILE NUMBER: 333-47728

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account I receives and invests premiums allocated to it under a single premium variable universal life policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.

        In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

        3. The Policy has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

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Securities and Exchange Commission
December 27, 2000
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        4.    Back owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.

        I consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ THOMAS F. ENGLISH

                                               Thomas F. English
                                               Senior Vice President and
                                               Deputy General Counsel